Exhibit 14

                               POWER OF ATTORNEY
                               -----------------

      The undersigned Trustees/Directors and officers of Quantitative Master Series Trust (the "Trust") and Mercury QA Equity Series, Inc., Merrill Lynch Index Funds, Inc. and Mercury Index Funds, Inc. (each a "Feeder Fund") hereby authorize Terry K. Glenn, Donald C. Burke and Ira P. Shapiro, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for the Feeder Funds, or any future "feeder" fund advised by Fund Asset Management, L.P. that invests substantially all of its assets in corresponding series of the Trust, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: October __, 2000

________________________________________             __________________________
M. Colyer Crum                                       Laurie Simon Hodrick
Trustee/Director                                     Trustee/Director

________________________________________             __________________________
Terry K. Glenn                                       Jack B. Sunderland
Trustee/President and Director/Principal             Trustee/Director
Executive Officer

________________________________________             __________________________
Stephen B. Swensrud                                  J. Thomas Touchton
Trustee/Director                                     Trustee/Director

________________________________________             __________________________
Fred G. Weiss                                        Arthur Zeikel
Trustee/Director                                     Trustee/Director

________________________________________
Donald C. Burke
Vice President and Treasurer/Principal
Financial Officer and Principal
Accounting Officer